AMENDMENT AND CONVERSION AGREEMENT

SECURED CONVERTIBLE PROMISSORY NOTES

This AMENDMENT AND CONVERSION AGREEMENT (this “Agreement”) is entered into as of September 30, 2011 by and between CNS Response, Inc., a Delaware corporation (the “Company”) and the undersigned holders (“Undersigned Holders”), as the holders of secured convertible promissory notes in the aggregate principal amount set forth opposite each such holder's name below, and of the warrants to purchase the number of common stock, par value $0.001 per share (the “Common Stock”), of the Company set forth opposite each such holder’s name below.

WHEREAS, the Company issued secured convertible promissory notes (the “Notes”) and warrants to purchase Common Stock at an exercise price of $0.30 per share (the “Warrants”)  pursuant to a certain Note and Warrant Purchase Agreement (the “October Purchase Agreement”), dated as of October 1, 2010, between the Company and the investors party thereto (such investors, the “Holders”);

WHEREAS, the Company and the Holders entered into an agreement to amend and convert the Notes, dated as of June 3, 2011 (the “Agreement to Convert and Amend”), in connection with a planned listing of securities of the Company on a Canadian securities exchange;

WHEREAS, the Notes mature between October 1, 2011 and November 11, 2011;

WHEREAS, pursuant to Section 4.2(b) of the October Purchase Agreement, the Company will not, without the prior written consent of holders of at least a majority of the aggregate principal amount outstanding under all of the Notes issued pursuant to the October Purchase Agreement (the “Majority Holders”), borrow, guaranty or otherwise incur indebtedness in excess of $100,000;

WHEREAS, pursuant to Section 9 of the Note, the Company will not, without the prior written consent of the Majority Holders, amend, waive or modify any provision of the Notes;

WHEREAS, the Company issued subordinated unsecured convertible promissory notes (the “Subordinated Unsecured Notes”) and Warrants pursuant to a certain Note and Warrant Purchase Agreement (the “January Purchase Agreement”), dated as of January 20, 2011, between the Company and the investors party thereto (the “Unsecured Holders”), and wishes to amend such notes to grant the holders thereof a second position security interest (the “Second Position Security Interest”) in the Collateral (as defined in the Amended and Restated Security Agreement, dated as of the date hereof, between the Company and Paul Buck, as administrative agent for the Secured Parties (as defined therein)(the “Amended and Restated Security Agreement”)), which shall be subordinated to the security interest held by the Holders pursuant to the Amended and Restated Security Agreement, and to make other changes, all in accordance with the terms and conditions in substantially the form attached as Exhibit A hereto (the “Unsecured Note Amendment”);

WHEREAS, the Company wishes to issue subordinated secured convertible promissory notes (the “New Notes”) in the aggregate principal amount of $2 million, such amount subject to increase at the discretion of the Company’s Board of Directors, and warrants to purchase Common Stock (the “New Warrants”), all pursuant to a new Note and Warrant Purchase Agreement in substantially the form attached as Exhibit B hereto (the “New Purchase Agreement”);

WHEREAS, the Company furthermore wishes to issue shares of its Common Stock and/or other securities in a public offering at a per share price to be determined by the Company (the “Offering Price”), with such offering to yield gross proceeds to the Company of at least $10 million (such offering raising gross proceeds of at least $10 million, the “Qualified Offering”);

WHEREAS, the Company and the Holders wish to amend the Notes in accordance with the terms set forth herein;

NOW, THEREFORE, subject to and conditioned on the receipt by the Company of consent to the Unsecured Note Amendment by Unsecured Holders representing at least a majority of the aggregate principal amount of Subordinated Unsecured Notes outstanding, the Company and the Undersigned Holders, in consideration for the mutual promises and covenants herein, agree as follows:

1.             The Agreement to Convert and Amend is hereby superseded in its entirety and the Holders hereby relinquish any rights they may have with respect to warrants issued or to be issued pursuant to such agreement.

2.           Each Undersigned Holder hereby waives the provisions of Section 4.1 (“Registration Rights Agreement”) of the October Purchase Agreement, as they may apply to the Qualified Offering, and consents to the registration of the issuance of the securities in the Qualified Offering.

3.           a.  Notwithstanding anything to the contrary in the October Purchase Agreement, the Agreement to Convert and Amend or any Note, each Undersigned Holder hereby irrevocably

(i) agrees and consents to the Unsecured Note Amendment, including, but not limited to, the grant of the Second Position Security Interest in the Collateral to the Unsecured Holders pursuant to the Amended and Restated Security Agreement (the form of which is attached hereto as Exhibit E);

(ii) agrees and consents to the consummation of the transaction contemplated by the New Purchase Agreement and the issuance of the New Notes and New Warrants by the Company on the terms and conditions set forth in the New Purchase Agreement, including, but not limited to, the grant of a second position security interest in the Collateral to the investors in such transaction pursuant to the Amended and Restated Security Agreement, which second position security interest would be pari passu with the Second Position Security Interest granted under the Unsecured Note Amendment;

(iii) agrees and consents to the amendment of its Note(s) as specified in Exhibit C hereto (the “Amendment”), with such amendment being self-actuating and effective immediately upon receipt by the Company of consent to the Amendment by the Majority Holders (i.e., the Amendment will be effective immediately following receipt by the Company of executed copies of the Amendment and Conversion Agreement and the Irrevocable Consent to Amend and Irrevocable Notice to Convert (the form of which is attached hereto as Exhibit C) from the Majority Holders, without any further action by the Company or any Holder irrespective of whether the Note(s) to be amended are delivered to the Company); and

(iv) agrees to convert such amended Note(s) into shares of Common Stock in accordance with the terms set forth herein and on Exhibit C hereto (the “Conversion”).  Such conversion shall be self-actuating in connection with the consummation of the Qualified Offering, i.e., the Conversion shall be effective concurrently with the consummation of the Qualified Offering without any further action by the Company or such Undersigned Holder irrespective of whether the amended Note(s) being converted are delivered to the Company.  Upon the effectiveness of the Conversion, the Note(s) being converted pursuant hereto, and the related security interest pursuant to the Amended and Restated Security Agreement, shall be deemed canceled and each Undersigned Holder shall be entitled to receive as the Conversion Amount shares of Common Stock at the Conversion Price in accordance with the terms of the Note(s) as amended pursuant hereto and Exhibit C hereto. For the sake of clarity, the parties agree that such Conversion Price will be adjusted concurrently with the consummation of the Qualified Offering to the lesser of $0.30 or the Offering Price.  Upon the effective date of such conversion, any and all obligations of the Company contained in the October Purchase Agreement relating to the Notes shall cease to be of any further force or effect.

b.	The Company hereby agrees to the amendments and conversions of the Notes described in (iii) and (iv) above.

c.	Each Undersigned Holder represents to the Company as follows:

i.           Accredited Investor.  The Undersigned Holder is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

ii.          Investment for Own Account.  The shares of Common Stock to be issued upon conversion of the Note(s) in accordance herewith are being, and will be, acquired for his, her or its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

iii.         Knowledge and Experience.  The Undersigned Holder has such knowledge and experience in financial and business matters that (s)he is capable of evaluating the merits and risks of an investment in the shares of Common Stock and of making an informed investment decision with respect thereto, has the ability and capacity to protect his/her interests and can bear the economic risk of the acceptance of the shares of Common Stock, including a total loss of his/her investment.

iv.         Opportunity to Ask Questions.  The Undersigned Holder has had the opportunity to ask questions and receive answers from the Company or any authorized person acting on its behalf concerning the Company and its business and to obtain any additional information, to the extent possessed by the Company (or to the extent it could have been acquired by the Company without unreasonable effort or expense) necessary to verify the accuracy of the information received by the Undersigned Holder.  In connection therewith, the Undersigned Holder acknowledges that (s)he has had the opportunity to discuss the Company’s business, management and financial affairs with the Company’s management or any authorized person acting on its behalf.

v.          Receipt of Information.  The Undersigned Holder has received and reviewed all the information concerning the Company, the Note(s) and the shares of Common Stock underlying such Note(s), both written and oral, that the Undersigned Holder desires.  Without limiting the generality of the foregoing, the Undersigned Holder has been furnished with or has had the opportunity to acquire, and to review: all information, both written and oral, that the Undersigned Holder desires with respect to the Company’s business, management, financial affairs and prospects.  In determining whether to make this investment, the Undersigned Holder has relied solely on his/her own knowledge and understanding of the Company and its business based upon the Undersigned Holder’s own due diligence investigations and the Company’s filings with the SEC.

d.   Simultaneously with the execution of this Agreement, each Undersigned Holder is delivering a duly completed and executed Irrevocable Consent to Amend and Irrevocable Notice to Convert, the form of which is attached hereto as Exhibit C, to the Company, which shall be irrevocable and which, (i) with respect to the Amendment, shall be effective immediately upon the receipt by the Company of consent to the Amendment by the Majority Holders, and (ii) with respect to the Conversion, shall be effective concurrently with the consummation of the Qualified Offering, both as specified in Section 3.a. hereof and Exhibit C hereto.

e.   It is understood and agreed that the Company is making available to all Holders the same opportunity to receive the consideration set forth in Section 5 hereof.

4.           a.  Notwithstanding anything to the contrary in the October Purchase Agreement, the Agreement to Convert and Amend or any Warrant, each of the Undersigned Holders hereby irrevocably agrees and consents to the amendment of their Warrant(s), as set forth in Exhibit D hereto, and the Company hereby agrees and consents to such amendment.  Such amendment shall be self-actuating and effective immediately upon receipt by the Company of consent to such amendment by the Majority Holders (i.e., the amendment will be effective immediately following receipt by the Company of executed copies of the Amendment and Conversion Agreement and the Irrevocable Consent to Amend Warrants to Purchase Shares (the form of which is attached hereto as Exhibit D) from the Majority Holders, without any further action by the Company or any Holder irrespective of whether the certificates evidencing the Warrants are delivered to the Company).

b.  Simultaneously with the execution of this Agreement, each Undersigned Holder is delivering to the Company a duly executed Irrevocable Consent to Amend Warrant to Purchase Shares, the form of which is attached hereto as Exhibit D, which shall be irrevocable and which shall be effective immediately upon the receipt by the Company of consent to such amendment by the Majority Holders as specified herein and in Exhibit D hereto.

c.  It is understood and agreed that the Company is making available to all Holders the same opportunity to receive the consideration set forth in Section 5 hereof.

5.           As consideration for the Amendment and Conversion, the Company shall issue to each Holder a warrant to purchase a number of shares of Common Stock corresponding to 30% of the number of shares issuable upon conversion of the principal amount and accrued and unpaid interest through the date of Conversion of the Note(s) amended and converted by such Holder.  The terms of such new warrant shall be identical to the terms of the Warrant, as amended to give effect to the amendments specified herein and in Exhibit D hereto.  Such new warrant will be issued by the Company and the certificate representing such new warrant will be delivered to the Holder within ten (10) business days of the date of Conversion.

6.           THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF CALIFORNIA OR ANY OTHER JURISDICTIONS) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTIONS OTHER THAN THE STATE OF CALIFORNIA.

7.           This Agreement may only be amended by written agreement of each of the parties hereto expressly stating that such instrument is intended to modify, amend or supplement this Agreement.

8.           An Undersigned Holder may only assign this Agreement with the written consent of the Company.  The Company may freely assign this Agreement without the consent of any other party.  Any assignment of this Agreement in violation of this Section is null and void.  This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

9.           No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All rights, powers and remedies under this Agreement are cumulative and are not exclusive of any other rights, powers and remedies provided by law.

10.         This Agreement (including Exhibits A, B, C and D hereto) contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement between the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements between the parties hereto.  In the event of a conflict between the terms of this Agreement, on the one hand, and the terms of the Notes, Warrants, October Purchase Agreement and/or Agreement to Convert and Amend, on the other hand, the terms of this Agreement shall prevail and control.

11.         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement will be binding upon the Company and the Undersigned Holders and their respective successors, assigns, heirs and personal representatives.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CNS Response, Inc.

By:
Name:
Title:

Holders of Secured Convertible Promissory Notes:	Aggregate Principal Amount:	Number of Shares Underlying Warrants:

Exhibit A

[SEE AMENDMENT AND CONVERSION AGREEMENT - SUBORDINATED UNSECURED CONVERTIBLE PROMISSORY NOTES (WITH EXHIBITS)]

Exhibit B

[SEE NOTE AND WARRANT PURCHASE AGREEMENT (WITH EXHIBITS)]

Exhibit C
CNS RESPONSE, INC.

Irrevocable Consent to Amend and Irrevocable Notice to Convert

Secured Convertible Promissory Note

issued pursuant to

Note and Warrant Purchase Agreement, dated as of October 1, 2010, between the Company and the investors signatory thereto

CNS Response, Inc., a Delaware corporation (the “Company”) issued to the undersigned holder (the “Holder”) a convertible promissory note in the aggregate principal amount of ___________ (the “Note”), pursuant to the agreement specified above.

In accordance with and pursuant to the Amendment and Conversion Agreement (as defined below), the Holder hereby irrevocably (i) agrees and consents to the amendment of the Note as specified below and (ii) agrees to convert such amended Note (including accrued but unpaid interest thereon through the Conversion Date, as defined below) into shares of the Company’s common stock, $0.001 par value (the “Common Stock”) as further specified below, with (i) such amendment being self-actuating and effective immediately upon receipt by the Company of consent to the amendment by the Majority Holders (as defined in the Note), i.e., such amendment will be effective immediately following receipt by the Company of executed copies of the Amendment and Conversion Agreement and this Irrevocable Consent to Amend and Irrevocable Consent to Convert from the Majority Holders, without any further action by the Company or any Holder irrespective of whether the Note(s) to be amended are delivered to the Company and (ii) such conversion being self-actuating in connection with the consummation of a public offering in which the Company issues shares of its Common Stock and/or other securities at a per share price to be determined by the Company (the “Offering Price”) and yielding gross proceeds to the Company of at least $10 million (the “Qualified Offering”).

Upon the effective date of such conversion, the Holder shall be entitled to receive as the Conversion Amount shares of Common Stock at the Conversion Price in accordance with the terms of Section 6 of the Note, as amended as specified below.

1.           Amendment of Note.  The Note is amended as follows:

a.           The maturity date of the Note is extended to October 1, 2012.

b.           Section 1 (“Definitions”) is amended by adding the following provisions:

“(x)           ‘Amendment and Conversion Agreement’ means the agreement, executed as of September 30, 2011 by the Company and at least the Majority Holders in connection with a proposed Qualified Offering.”

“(y)           ‘Qualified Offering’ means the issuance by the Company of shares of Common Stock and/or other securities in a public offering at a per share price to be determined by the Company (the “Offering Price”), with such offering to yield gross proceeds to the Company of at least $10 million.”

In addition, all references in the Note to “Security Agreement” shall be deemed to refer to the Amended and Restated Security Agreement, dated as of September 30, 2011, by and between the Company and Paul Buck, as administrative agent on behalf of the Secured Parties (as defined therein).

b.           Section 6(a)(ii) shall be replaced in its entirety with the following:

“At the time specified in Section 6(c)(iii) hereof, the outstanding and unpaid Conversion Amount (as defined below) shall be automatically converted into fully paid and nonassessable shares of Common Stock in accordance with Section 6(c)(iii), at the Conversion Rate (as defined below).  The Company shall not issue any fraction of a share of Common Stock upon any conversion.  If the issuance would result in the issuance of a fraction of a share of Common Stock equal to or in excess of one half of one share, the Company shall round such fraction of a share of Common Stock up to the nearest whole share.  The Company shall pay any and all stock transfer, stamp, documentary and similar taxes (excluding any taxes on the income or gain of the Holder) that may be payable with respect to the issuance and delivery of shares of Common Stock to the Holder upon conversion of any Conversion Amount.”

c.           The first sentence of Section 6(b) shall be replaced in its entirety with the following:

“Conversion Rate.  The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 6(a) (the ‘Conversion Rate’) shall be determined by dividing the Conversion Amount by the Conversion Price.”

d.           The definition of “Conversion Price” in Section 6(b) shall be replaced in its entirety with the following:

“’Conversion Price’ means, as of any Conversion Date (as defined below) or other date of determination, $0.30, subject to adjustment as provided herein; provided that, in the case of mandatory conversion described in Section 6(c)(iii) hereof, ‘Conversion Price’ shall mean the lesser of $0.30 or the Offering Price.”

d.           The following replacement shall be made in the first sentence of Section 6(c)(ii):

“Notwithstanding anything to the contrary set forth herein” is replaced with “Subject to Section 6(c)(iii) hereof.”

e.           A new subsection (iii) shall be added to Section 6(c) containing the following:

“(iii)  Mandatory Conversion.  Notwithstanding Sections 6(c)(i) and 6(c)(ii) hereof, the Conversion Amount shall be automatically converted into shares of Common Stock concurrently with the consummation of the Qualified Offering (the date on which such conversion occurs, the ‘Conversion Date’).  On or before 4:00 p.m., New York Time, on the tenth (10th) Business Day following such Conversion Date (the ‘Share Delivery Date’), the Company shall issue and deliver to the address as specified in the executed Irrevocable Consent to Amend and Irrevocable Notice to Convert, a form of which was attached to the Amendment and Conversion Agreement, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled.  The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.”

f.           The final clause in Section 18 shall be replaced in its entirety with the following:

“except that such benefits shall expire with respect to the Holders on the date that holders of a majority of the aggregate principal amount of Notes issued have converted their Notes in accordance with the terms hereof.”

2.           Delivery of Conversion Amount (Qualified Offering).

Aggregate Principal Amount (plus accrued and unpaid interest) to be converted:

Title of Note:____________________________

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:
Issue to:

IN WITNESS WHEREOF, the undersigned has duly executed and delivered to the Company this Irrevocable Consent to Amend and Irrevocable Notice to Convert on the date written below.

CONVERTING NOTEHOLDER:

Name:

By:
Name:
Title:

Date:

Agreed and Accepted:

CNS RESPONSE, INC.

By:
Name:
Title:

Exhibit D

CNS RESPONSE, INC. (the “Company”)

Irrevocable Consent to Amend Warrant to Purchase Shares
issued pursuant to
Note and Warrant Purchase Agreement, dated as of October 1, 2010, between the Company and the investors signatory thereto

CNS Response, Inc., a Delaware corporation (the “Company”) issued to the undersigned holder (the “Holder”) a warrant to purchase ________________ fully paid and nonassessable shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company (the “Warrant”), pursuant to the agreement specified above.

In accordance with and pursuant to the Amendment and Conversion Agreement executed as of September 30, 2011 by the Company and at least the Majority Holders in connection with a proposed public offering of the Company’s Common Stock and/or other securities and yielding gross proceeds to the Company of at least $10 million, the Holder hereby agrees and consents to amend the Warrant as specified below, with such amendment to be self-actuating and effective immediately upon receipt by the Company of consent to such amendment by the Majority Holders (as defined in the Warrant)(i.e., the amendment will be effective immediately following receipt by the Company of executed copies of the Amendment and Conversion Agreement and this Irrevocable Consent to Amend Warrant to Purchase Shares from the Majority Holders, without any further action by the Company or any Holder irrespective of whether the certificates evidencing the Warrants are delivered to the Company).

1.           Amendment of Warrant. The Warrant shall be amended as follows:

a.           A new sentence shall be added to the end of Section 7(c) of the Warrant as follows:

“Notwithstanding anything to the contrary set forth herein, no adjustments to the Exercise Price and the number of shares issuable upon exercise of this Warrant shall be triggered under this Section 7(c) by any issuances of securities that occur subsequent to the Qualified Offering (as defined below).”

b.           A new Section 7(d) is to be added as follows, with the existing Section 7(d) to be renumbered Section 7(e):

“(d)  One-Time Ratchet. If and when the Company issues shares of its Common Stock and/or other securities in a public offering at a per share price to be determined by the Company (the “Qualified Offering Price”) and yielding gross proceeds to the Company of at least $10 million, the Exercise Price, to the extent it exceeds the Qualified Offering Price, shall be adjusted so that it shall equal such Qualified Offering Price and the number of shares issuable upon exercise of this Warrant shall be proportionately increased.  Such adjustment shall only be made once, after which this Section 7(d) shall cease to be of further effect.”

IN WITNESS WHEREOF, the undersigned has duly executed and delivered to the Company this Irrevocable Consent to Amend on the date written below.

WARRANTHOLDER:

Name:

By:
Name:
Title:

Date:

Agreed and Accepted:

CNS RESPONSE, INC.

By:
Name:
Title:

Exhibit E

[SEE AMENDED AND RESTATED SECURITY AGREEMENT]

E-1